UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☒	Soliciting Material under Rule 14a-12

XM SATELLITE RADIO HOLDINGS INC.

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XM Satellite Radio Holdings Inc. has distributed and may be distributing in the future the following in response to the National Association of Broadcasters’ position regarding its proposed business combination with Sirius Satellite Radio Inc.

THE FACTS ABOUT WHAT THE NAB IS SAYING

For 15 years, at every turn, the NAB has tried — unsuccessfully — to destroy or delay the deployment of satellite radio service. Their opposition to the proposed XM-SIRIUS merger is more of the same. In fact, the NAB’s outrageous assertions regarding the merger are the best evidence of the extent to which the merger will offer more competition and choice in the audio entertainment marketplace.

THE NAB SAYS

Allowing XM Radio and SIRIUS to merge would create a monopoly.

FACT

The fact that the NAB is fighting so hard to stop this merger from happening is strong evidence that the radio industry fears the increased competition that a more efficient, more diverse satellite radio company would bring. That they would even use the word monopoly in a world where less than 10% of radio listeners have satellite radio shows the extent to which they are overreaching. In fact, the audio entertainment market is a diverse and highly competitive market that includes free “over-the-air” AM, FM, and HD radio, Internet radio, music subscription services, iPods and other MP3 players, CD players, and cell phones, as well as satellite radio. Enabling satellite radio to compete more effectively through the merger will create greater choice, at competitive prices, for consumers across the country.

THE NAB SAYS

The Federal Communications Commission (FCC) prohibited XM and SIRIUS from merging because it would limit competition and hurt consumers.

FACT

The FCC stated in its original 1997 order creating the satellite radio service that it would assess any proposed consolidation of satellite radio licenses by evaluating whether such a transaction would serve the public interest. Based on competitive conditions at the time, the FCC believed that combining the two satellite licenses would not do so. But that was a decade ago. Conditions have changed dramatically since then. Today, competition in the audio entertainment market is intense and dynamic, and will become even more so as technologies and services like 3G, WiMax and MediaFlo gain greater popularity. Enabling satellite radio to compete more effectively through the merger will create greater choice, at competitive prices, for consumers across the country.

THE NAB SAYS

The FCC will view this merger as closely analogous to the EchoStar/DIRECTV merger, which the Commission found problematic.

FACT

Satellite radio isn’t satellite television, especially from a regulatory standpoint. While the FCC raised objections to the EchoStar-DIRECTV merger in 2002, none of those objections applies in the case of the proposed XM-SIRIUS merger in 2007. Consumers today have many means to obtain music, news and other content to listen to at home and in their cars. Competition for audio entertainment today is significantly more robust and dynamic than competition for satellite TV was in 2002.

Currently, satellite radio faces stiff competition from many technologies and entertainment platforms, including free “over-the-air” AM, FM, and HD radio, Internet radio, music subscription services, iPods and other MP3 players, CD players, and cell phones.

In contrast, there was only one significant competitor to satellite TV in 2002 – cable television, and even that was not available in some rural areas.

THE NAB SAYS

Consumers would suffer from a satellite radio merger.

FACT

The proposed merger between XM and SIRIUS is the best way to preserve competition in the audio entertainment market – and the best way to promote the broadest possible choices for consumers.

In the future, once the combination of the companies is complete, the companies’ intention is to enable all satellite radio subscribers to access the broad range of programming offered by each company on a more a la carte basis, resulting in more digital channels of commercial-free music, premier sports, news, talk radio, comedy, children’s and entertainment programming being available to current subscribers of each service. In addition, the merged company will ultimately be able to eliminate duplicative programming and could use the extra bandwidth to offer enhanced public interest programming. Subscribers thus will ultimately have more programming from which to choose and more choice in how they receive their programming.

THE NAB SAYS

A merger would allow subscription rates to rise.

FACT

In order to be really successful, satellite radio must attract many more subscribers. To do this, satellite radio has strong incentives to make its product even more attractive, by adding new services and keeping prices low, particularly in the face of competition from many other audio entertainment providers — including free “over-the-air” AM, FM, and HD radio, Internet radio, music subscription services, iPods, CD players, and cell phones, as well as growing new technologies and services like MediaFLO, 3G, and WiMax.

Because the merger will mean dramatic cost savings and increased capacity for more diverse offerings, the resulting satellite radio product will appeal to more consumers. A larger number of subscribers will itself permit lower prices because the increased number of subscribers (and thus receivers) will drive down production costs and lower distribution costs. And bringing together the best engineering minds from both companies will drive innovation that will also give subscribers lower cost, easy-to-use, multi-functional devices.

THE NAB SAYS

A merger would reduce program diversity.

FACT

The merger will allow the merged firm ultimately to offer the best programming from both services to listeners across the country. And the eventual replacement of duplicated programming with more commercial-free music, more news and talk shows, more children’s programs, more sports and more public service programming means that ultimately subscribers will have more programming from which to choose and more choice in how they receive their programming.

THE NAB SAYS

XM and SIRIUS can’t be trusted to comply with any FCC rules or conditions since they have repeatedly violated the rules the FCC set for satellite radio companies as the original condition for granting the license.

FACT

XM and SIRIUS are both licensees in good standing with the FCC with a sound track record of working with the agency on compliance issues. Both companies take very seriously their obligations as FCC licensees, and a merged company would continue to do so.

THE NAB SAYS

XM and Sirius have violated the FCC requirement that each system include a receiver that works with the other system.

FACT

XM and Sirius have satisfied the requirement that they jointly develop an interoperable radio, working together and with the FCC and they have reported this in filings with the FCC. A merger of the companies obviously will further facilitate the availability of interoperable radios.

THE NAB SAYS

XM and Sirius produce receivers that interfere with broadcast radio stations, which violates FCC requirements.

FACT

XM and Sirius do not produce receivers that interfere with broadcast radio stations. Without the knowledge of XM’s top officials, company engineers designed some mobile receivers that may have exceeded FCC power requirements, potentially interfering with some car radios. As soon as management learned of the problem, it took immediate steps to get those receivers off the market and all receivers marketed today comply with FCC rules.

THE NAB SAYS

Both XM and Sirius violate FCC rules that are designed to limit the number and power of land-based signal repeaters.

FACT

The companies actually built fewer and less powerful repeaters than they were allowed to build. While the technical parameters of some repeaters varied from their authorizations, to our knowledge, none of these repeaters have ever caused interference to any other FCC licensee, Moreover the companies voluntarily disclosed these variances to the Commission, took unilateral action to eliminate many of them, and are working directly with the agency to address any concerns.

THE NAB SAYS

Allowing a merger would only lead the single company to violate more FCC regulations.

FACT

XM and Sirius actually have a good track record of FCC compliance. Broadcasters have routinely violated FCC regulations, and there are reports that one will soon pay the largest fine in FCC history. No one suggests however, that broadcaster rule violations disqualify otherwise appropriate mergers.

Forward Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the benefits of the business combination transaction involving Sirius Satellite Radio Inc. and XM Satellite Radio Holdings Inc., including potential synergies and cost savings and the timing thereof, future financial and operating results, the combined company’s plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of SIRIUS’ and XM’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of SIRIUS and XM. Actual results may differ materially from the results anticipated in these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statement: general business and economic conditions; the performance of financial markets and interest rates; the ability to obtain governmental approvals of the transaction on a timely basis; the failure of SIRIUS and XM shareholders to approve the transaction; the failure to realize synergies and cost-savings from the transaction or delay in realization thereof; the businesses of SIRIUS and XM may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; and operating costs and business disruption following the merger, including adverse effects on employee retention and on our business relationships with third parties, including manufacturers of radios, retailers, automakers and programming providers. Additional factors that could cause SIRIUS’ and XM’s results to differ materially from those described in the forward-looking statements can be found in SIRIUS’ and XM’s Annual Reports on Form 10-K for the year ended December 31, 2006 which are filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet site (http://www.sec.gov). The information set forth herein speaks only as of the date hereof, and Sirius and XM disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this press release.

Important Additional Information Will be Filed with the SEC

This communication is being made in respect of the proposed business combination involving SIRIUS and XM. In connection with the proposed transaction, SIRIUS plans to file with the SEC a Registration Statement on Form S-4 containing a Joint Proxy Statement/Prospectus and each of SIRIUS and XM plan to file with the SEC other documents regarding the proposed transaction. The definitive Joint Proxy Statement/Prospectus will be mailed to stockholders of SIRIUS and XM. INVESTORS AND SECURITY HOLDERS OF SIRIUS AND XM ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC by SIRIUS and XM through the web site maintained by the SEC at www.sec.gov. Free copies of the Registration Statement and the Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC can also be obtained by directing a request to Sirius Satellite Radio Inc., 1221 Avenue of the Americas, New York, NY 10020, Attention: Investor Relations or by directing a request to XM Satellite Radio Holdings Inc., 1500 Eckington Place, NE Washington, DC 20002, Attention: Investor Relations.

SIRIUS, XM and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding SIRIUS’ directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2006, which was filed with the SEC on March 1, 2007, and its proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on April 21, 2006, and information regarding XM’s directors and executive officers is available in XM’s Annual Report on Form 10-K, for the year ended December 31, 2006, which was filed with the SEC on March 1, 2007 and its proxy statement for its 2006 annual meeting of shareholders, which was filed with the SEC on April 25, 2006. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Joint Proxy Statement/Prospectus and other relevant materials to be filed with the SEC when they become available.